Exhibit 1.1
EKSPORTFINANS ASA
2,250,000 Nikkei 225 Index Call Warrants
UNDERWRITING AGREEMENT
October 31, 2006
Wachovia Capital Markets, LLC
375 Park Avenue
New York, NY 10152
Wells Fargo Securities, LLC
600 California Street
San Francisco, CA 94108
As Representatives of the several Underwriters
Ladies and Gentlemen:
     Eksportfinans ASA, a Norwegian corporation (the “Company”), confirms its agreement with Wachovia Capital Markets, LLC (“Wachovia”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Wachovia and Wells Fargo Securities are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company of a total of 2,250,000 Nikkei 225 Index Call Warrants (the “Warrants”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Warrants set forth in said Exhibit A hereto. The Warrants are to be issued pursuant to the provisions of a Warrant Agreement (the “Warrant Agreement”) dated as of November 3, 2006 among the Company, Citibank, N.A., as warrant agent thereunder (the “Warrant Agent”) and Wachovia Bank, National Association, as determination agent thereunder (the “Determination Agent”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (No. 333-137771) relating to the Warrants and the offering thereof from time to time in accordance with Rule 415 under the U.S. Securities Act of 1933, as amended (the “1933 Act”). Such registration statement became effective automatically upon filing. Such registration statement, including all exhibits thereto, the prospectus dated October 3, 2006 included therein (the “Base Prospectus”) and all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1933 Act or otherwise, is hereinafter referred to as the “Registration Statement”. Pursuant to Rule 424(b) under the 1933 Act (“Rule 424(b)”) and Rule 430(B) under the 1933 Act (“Rule 430(B)”), the Company has filed a preliminary prospectus supplement dated October 3, 2006 (the “Preliminary Prospectus Supplement”) specifically relating to the Warrants. The Preliminary Prospectus Supplement, together with the Base Prospectus (in each case, including all documents incorporated or deemed to be incorporated by reference therein) is hereinafter referred to as the “Preliminary Prospectus”. Promptly after the execution of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Warrants, together with the Base Prospectus (in each case, including the documents incorporated by reference or deemed to be incorporated by reference therein), is hereinafter referred to as the “Prospectus”. Any prospectus delivered pursuant to Rule 173(d) under the 1933 Act shall be identical to the electronically transmitted copy thereof filed with the Commission pursuant to Rule 424(b).
     As used in this Agreement, the term “Statutory Prospectus” as of any time means the prospectus relating to the Warrants that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act (“Rule 433”), relating to the Warrants (including, without limitation, any “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) under the 1933 Act whether or not required to be filed with the Commission and any issuer free writing prospectus that is exempt from filing pursuant to Rule 433(d)(5)(i) under the 1933 Act because it contains a description of the Securities or of the offering that does not reflect the final terms), in each case in the form furnished to the Underwriters for use in connection with the offering of the Securities (and not as the form of Issuer Free Writing Prospectus filed with the Commission pursuant to Rule 433). The Statutory Prospectus, any Issuer Free Writing Prospectus and the information included on Exhibit B hereto, all considered together, is referred to herein collectively as the “General Disclosure Package”. As used herein, “Applicable Time” means 3:30 p.m. (Eastern time) on October 31, 2006.
     Section 1 . Representations and Warranties.
     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Settlement Date referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:
     (i) Due Organization and Qualification of Company. The Company has been duly organized and is validly existing and in good standing under the laws of Norway with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.
     (ii) Due Organization and Qualification of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (iii) No Prohibition on Dividends by Subsidiaries. No subsidiary of the Company is prohibited, directly or indirectly, from paying any dividends or making any other distributions on such subsidiary’s capital stock, from repaying any debt owed to the Company or any of its other subsidiaries, or from transferring any of its property or assets to the Company or any of its other subsidiaries.
     (iv) Capitalization. The Company has an authorized capitalization as set forth in the General Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.
     (v) Registration Statement and Prospectus. The Warrants have been duly registered under the 1933 Act pursuant to the Registration Statement, which qualifies as an “automatic shelf registration statement” as defined in Securities Act Rule 405 under the 1933 Act. At the time the Registration Statement became effective and as of the date of this Agreement, the Registration Statement conformed, and as of the Settlement Date does conform, in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (the “1933 Act Regulations”). The Registration Statement, at the time it became effective did not, and as of the Applicable Time and as of the Settlement Date does not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act in connection with the offering of the Securities (including, without limitation, the Prospectus and the Statutory Prospectus), complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. None of (a) the Statutory Prospectus constituting a part of the General Disclosure Package, (b) the Prospectus, as of its date and as of the Settlement Date, nor (c) any Issuer Free Writing Prospectus (when considered together with the General Disclosure Package), contained or will contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Statutory Prospectus constituting a part of the General Disclosure Package or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Statutory Prospectus constituting a part of the General Disclosure Package or the Prospectus; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission have been complied with.
     (vi) Incorporated Documents. The documents incorporated by reference in the Statutory Prospectus and the Prospectus, at the time they became effective or were filed with or furnished to the Commission, as the case may be, conformed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Statutory Prospectus and the Prospectus, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with or furnished to the Commission, as the case may be, will conform, to the best of the Company’s ability, in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and, to the best of the Company’s ability, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (vii) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), and except as otherwise stated therein or contemplated thereby, (a) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries taken as one enterprise or in the affairs or business of the Company and its subsidiaries taken as one enterprise, whether or not arising in the ordinary course of business; (b) there have been no material transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business; and (c) to the Company’s knowledge, there has not been any political, economic or other change or development in Norway which has materially and adversely affected the Company and its subsidiaries taken as one enterprise.
     (viii) No Defaults, etc.; Regulatory Approvals. Neither the Company nor any of its subsidiaries is (a) in violation of its Articles of Association or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any subsidiary is subject, except in the case of clause (b) above for such defaults that would not result in a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise. The issue and sale of the Warrants, the compliance by the Company with all of the provisions of the Warrants, the Warrant Agreement and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of the property or assets of the Company or any of subsidiary is subject, nor will such action result in any violation of the provisions of the Articles of Association of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for solicitation of offers to purchase Warrants and the issue and sale of the Warrants or the consummation by the Company of the other transactions contemplated by this Agreement or the Warrant Agreement, except such as have been obtained under the laws and regulations of Norway and under the 1933 Act, the 1933 Act Regulations or state securities or Blue Sky laws.
     (ix) Legal Proceedings. Except as may be set forth in the General Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or threatened by others.
     (x) Accountants. The accountants who certified the financial statements included or incorporated by reference in the Statutory Prospectus constituting part of the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and 1933 Act Regulations and the 1934 Act and 1934 Act Regulations.
     (xi) Financial Statements and Accounting Controls. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus together with the related schedules (if any) and notes present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified.
     (xii) Authorization and Validity of the Warrants. The Warrants have been duly authorized and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Warrant Agreement against payment of the consideration therefor specified herein, the Warrants will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement; the Warrant Agreement has been duly authorized and will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Warrants and the Warrant Agreement conform in all material respects to all statements relating thereto contained in the Statutory Prospectus constituting part of the General Disclosure Package and the Prospectus.

     (xiii) Authorization and Validity of this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes a valid and binding agreement of the Company.
     (xiv) Investment Company. The Company is not, and after giving effect to the offering and sale of the Warrants, will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended (the “1940 Act”).
     (xv) OFAC. The Company will not, after reasonable enquiry, knowingly lend, contribute or otherwise make the proceeds due to the Company from the sale of the Warrants available, directly or indirectly, to a government, person or entity in a country, or any other individual, entity or activity, that, at the time, is subject to sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.
     (xvi) Issuer Free Writing Prospectuses. No order preventing or suspending the use of any “issuer free writing prospectus” as defined in Rule 433 relating to the Warrants has been issued by the Commission. Each Issuer Free Writing Prospectus as of its date and, to the extent used after its date in connection with the offer and sale of the Warrants, as amended or supplemented, as of the date of such amendment or supplement, will not include any information that conflicts with the information contained in the Registration Statement, including the Statutory Prospectus constituting part of the General Disclosure Package and the Prospectus.
     (xvii) Well-Known Seasoned Issuer. At the time of filing of the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the time a bona fide offering is made through the use of a free writing prospectus as determined by Rule 164(h)(2) under the 1934 Act, and at the date hereof, the Company was (and is) a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act and was (and is) not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.
     (xviii) Priority. The Company’s 3.375% notes due January 15, 2008 are a class of unsecured senior debt securities that is listed on the New York Stock Exchange. The Warrants will rank equal in seniority to the Company’s 3.375% notes due January 15, 2008.
     (b) Additional Certifications. Any certificate signed by any officer of the Company and delivered to any Underwriter in connection with an offering of Warrants shall be deemed a representation and warranty by the Company to such Underwriter as to the matters covered thereby.
     (c) Representations of Underwriters. Each Underwriter represents and warrants to the Company as of the date hereof and as of the Settlement Date that, with respect to the offering of the Warrants, to the best of its knowledge in good faith and on reasonable grounds after making all reasonable investigations, it has complied with and will comply with all applicable laws and regulations in force in any jurisdiction outside the United States in which it purchases, offers, sells or delivers any Warrants or possesses or distributes the Statutory Prospectus or the

Prospectus and any amendment or supplement thereto or any other offering material with respect to the Warrants and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Warrants under the laws and regulations in force in any jurisdiction outside the United States to which it is subject or in which it makes purchases, offers or sales of the Warrants and neither the Company nor any other Underwriter will have responsibility for these matters. For the avoidance of doubt, Wells Fargo Securities is not engaged hereunder and does not undertake to purchase, offer, sell or deliver any Warrants outside of the United States, or to possess or distribute the Statutory Prospectus or the Prospectus or any amendment or supplement thereto or any other offering material with respect to the Warrants outside of the United States.
     Section 2 . Sale And Delivery To Underwriters; Closing.
     (a) Warrants. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $6.05 per Warrant, the number of Warrants set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Warrants which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Warrants. The price at which the Warrants shall initially be offered to the public is $6.50 per Warrant, except that the price will be $6.25 per Warrant for the purchase of 250,000 or more warrants in any single transaction.
     As among the Underwriters, it is agreed that the total underwriting discounts and commissions in respect of the sale of the Warrants will be allocated as follows:
(i) For sales of less than 250,000 Warrants in a single transaction

Qualified Independent Underwriter fee:	$0.09 per warrant

Underwriting commitment:	$0.06 per warrant

Selling concession:	$0.30 per warrant
(ii) For sales of 250,000 or more Warrants in a single transaction

Qualified Independent Underwriter fee:	$0.09 per warrant

Underwriting commitment:	$0.06 per warrant

Selling concession:	$0.05 per warrant
     (b) Payment. Payment of the purchase price for, and delivery of a Global Warrant (as defined below) representing, the Warrants shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue New York, NY 10017, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on November

3, 2006 (unless postponed in accordance with the provisions of Section 9 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (the “Settlement Date”).
     Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to Wachovia, on behalf of the Underwriters, of a single permanent global warrant evidencing the Warrants (the “Global Warrant”) registered in the name of a nominee of The Depository Trust Company, New York, NY, for credit to the respective accounts at the DTC of each Underwriter or to such other accounts as such Underwriter may direct. It is understood that each Underwriter has authorized Wachovia, as sole book-running manager, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Warrants which it has agreed to purchase. Wachovia, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Warrants to be purchased by any Underwriter whose funds have not been received by the Settlement Date, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (c) Appointment of QIU. The Company hereby confirms its engagement of Wells Fargo Securities, and Wells Fargo Securities hereby confirms its agreement with the Company to render services, as a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (“NASD”) with respect to the offering and sale of the Securities and, in acting as such “qualified independent underwriter,” Wells Fargo Securities agrees to undertake the legal responsibilities and liabilities of an underwriter under the 1933 Act, specifically including those inherent in Section 11 thereof. Wells Fargo Securities, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”
     (d) Representations and Warranties by the QIU. The QIU represents and warrants to the Company and each other Underwriter that, as of October 3, 2006, and through the later of the exercise or expiration of all Warrants, the QIU satisfies the definition of a qualified independent underwriter as set forth in Rule 2720(b)(15) of the Conduct Rules of the NASD.
     The QIU agrees to promptly notify the Company, each other Underwriter and the NASD if, on any date during the period that the QIU is acting as the qualified independent underwriter hereunder, the QIU discovers that the foregoing representation is not true and correct as of such date or if the QIU no longer agrees to undertake the legal responsibilities and liabilities of an underwriter under the 1933 Act. The QIU agrees to promptly supply to the NASD such information as the NASD may request from the QIU in support of the foregoing representation, and to use reasonable efforts to respond to all comments and requests from the NASD.
     Section 3 . Covenants. The Company covenants with each Underwriter as follows:
     (a) Notice of Certain Events. The Company will comply with the requirements of Rule 430B and will notify the Representatives immediately (i) of the effectiveness of any amendment to the Registration Statement (including any post-effective amendment), (ii) of the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or for additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, or of the threatening in writing of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement, (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Warrants, and (vii) the suspension of the qualification for sale of the Warrants (or the loss of exemption therefor) pursuant to any Blue Sky laws. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments. Prior to the Settlement Date, the Company will give the Representatives notice of its intention to file any additional registration statement with respect to the registration of additional Warrants, any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise (excluding reports filed in the ordinary course of business pursuant to the 1934 Act which are unrelated to the offering of Warrants contemplated hereby), any Issuer Free Writing Prospectus or any amendment or supplement thereto, and will furnish the Representatives with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such filing or use, and will not file or use any post-effective Registration Statement, any amendment or supplement to the Prospectus, or any Issuer Free Writing Prospectus, to which the Representatives or counsel for the Underwriters shall object.
     (c) Copies of Registration Statement, Prospectus. The Company will deliver to each Underwriter, if requested, one signed and as many conformed copies as each Underwriter may reasonably request from time to time of the Registration Statement (as originally filed) and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus). The Company will furnish to each Underwriter as many copies of the Preliminary Prospectus and the Prospectus (as amended or supplemented) as each Underwriter shall reasonably request so long as the Underwriters are required to deliver a prospectus in connection with sales or solicitations of offers to purchase the Warrants.
     (d) Prospectus and Issuer Free Writing Prospectus Revisions — Material Changes. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Warrants, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, immediate notice shall be given, and confirmed in writing, to the Underwriters, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements. If, at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and the Company will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (e) Section 11(a) Earnings Statements. The Company will make generally available to its security holders, as soon as practicable, earnings statements (in form complying with Section 11(a) of the 1933 Act and provisions of Rule 158 under the 1933 Act) by including such statements in its filings on Form 20-F (as contemplated by such Rule 158) covering twelve month periods beginning, in each case, not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.
     (f) Copies of Financial Reports. The Company will furnish to the Underwriters, at the earliest time the Company makes the same available in English to the public generally, copies of its annual reports and other financial reports furnished or made available to the public generally.
     (g) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act and the 1934 Act Regulations.
     (h) Other Sales of Warrants. Between the date hereof and the Settlement Date, the Company will not, without the Representatives’ prior written consent, offer or sell, or enter into any agreement to sell, any securities of the Company to the public in the United States having terms that are substantially similar to the Securities.
     (i) Issuer Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Warrants that would constitute an Issuer Free Writing Prospectus, without the prior consent of the Representatives. The Company represents and agrees that it will treat each such free writing prospectus as an Issuer Free Writing Prospectus, and that it has complied and will comply with the applicable requirements of Rule 433, including timely Commission filing where required, legending and record keeping. Each Underwriter represents and agrees that it has not made and will not make any offer relating to the Warrants that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act required to be filed with the Commission, without the prior consent of the Company and the Representatives. Each Underwriter further agrees that any free writing prospectus prepared by such Underwriter that it uses or distributes will not conflict with the information contained in the

Registration Statement, including the Statutory Prospectus, and will contain the legend required by Rule 433(c)(2) under the 1933 Act.
     Section 4 . Payment Of Expenses. Unless otherwise agreed, the following expenses directly related to the performance of the Company’s obligations under this Agreement shall be borne by Wachovia: (i) the SEC filing fees attributable to the offering of the Warrants; (ii) the fees and expenses of Allen & Overy LLP, counsel to the Company; (iii) the fees and expenses of Davis Polk & Wardwell and Sullivan & Cromwell LLP, special U.S. counsel to the Underwriters; (iv) reasonable and customary fees and disbursements of the Company’s accountants in connection with their review of the offering documentation and delivery of comfort letters delivered under Sections 5(c) and (d); (v) expenses relating to the qualification of the Warrants under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of Davis Polk & Wardwell in connection therewith and in connection with the preparation of any Blue Sky survey; (vi) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Preliminary Prospectus and all amendments or supplements thereto, and the Prospectus and any amendments or supplements thereto; (vii) any advertising and other out-of-pocket expenses incurred by the Underwriters; (viii) any fees or reasonable out of pocket expenses charged by the Warrant Agent or the Determination Agent; and (ix) and any listing fees and out of pocket expenses related to the listing of the Warrants.
     Section 5 . Conditions Of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions
     (a) Legal Opinions. At the Settlement Date, the Representatives shall have received the following documents:
1. Opinion of Company Counsel. The favorable opinion, dated as of the Settlement Date, of Jens Feiring, Esq., Executive Vice President and General Counsel of the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, in substantially the form set forth as Exhibit C hereto.
     In rendering such opinion, such counsel may rely upon the opinion or opinions of Allen & Overy LLP, delivered pursuant to Section 5(a)(2) hereof, as to matters of United States and New York law.
2. Opinion of Allen & Overy LLP. The favorable opinion, dated as of the Settlement Date, of Allen & Overy LLP, U.S. special counsel to the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, in substantially the form set forth as Exhibit D hereto.

3. Opinion of Underwriters Counsel. The favorable opinions, dated as of the Settlement Date, of Davis Polk & Wardwell and Sullivan & Cromwell LLP, counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, in form and substance satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
     (b) Officers’ Certificate. At the Settlement Date, the Representatives shall have received a certificate of officers of the Company satisfactory to the Representatives, dated as of the Settlement Date, regarding (i) the accuracy of the representations and warranties of the Company in this Agreement as of such date, (ii) the performance by the Company of all its obligations hereunder to be performed at or prior to such date, (iii) the absence of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of initiation of any proceeding for that purpose, (iv) as to matters set forth in Section 1(a)(vii) herein, and (v) such other matters that the Representatives may reasonably request, in the form set forth as Exhibit E hereto.
     (c) Comfort Letter. At the date hereof, the Representatives shall have received a letter of PricewaterhouseCoopers, dated the date hereof, in form and substance satisfactory to the Representatives and to PricewaterhouseCoopers, to the effect that:
     (i) they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations;
     (ii) in their opinion, the consolidated financial statements and any supplementary financial information and schedules examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or the 1934 Act, as applicable, the 1933 Act Regulations and the 1934 Act Regulations; and they have performed procedures specified by the Public Company Accounting Oversight Board for a review of the interim financial statements, selected financial data and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives;
     (iii) they have performed limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the minutes of the Company since the date of the latest audited financial statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus, a reading of the latest interim financial statements and inquiries of officers of the Company responsible for financial and accounting matters, nothing came to their attention that caused them to believe that:
     (A) any material modifications should be made to the most recent unaudited condensed consolidated financial data of the Company included in the Company’s Reports on Form 6-K and incorporated by reference in the

Registration Statement, for them to be in conformity with generally accepted accounting principles in Norway;
     (B) the unaudited financial data included or incorporated by reference in the Preliminary Prospectus or the Prospectus (other than that relating to prior fiscal quarters) do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act as it applies to Form 6-K and the related rules and regulations adopted by the SEC;
     (C) as of a specified date there was any change in the share capital or the share premium reserve, decrease in consolidated total assets, decrease in the shareholders’ equity or increase in commercial paper debt, bond debt, subordinated debt or capital contribution securities of the Company and subsidiaries consolidated as compared with amounts shown in the latest unaudited consolidated balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter; or
     (D) for the period from the date of the latest financial statements included or incorporated by reference in the Registration Statement to the specified date referred to in Clause (C), there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net interest income or net income before taxes, except in all instances for changes, increases or decreases which the Registration Statement disclosures have occurred or may occur or which are described in such letter; and
     (iv) in addition to the examinations referred to in their report(s) included or incorporated by reference in the Preliminary Prospectus or the Prospectus and the limited procedures referred to in paragraph (iii) above, they have made inquiries of certain officials at the Company who have responsibility for financial and accounting matters and carried out certain other specified procedures, not constituting an examination in accordance with generally accepted auditing standards, as to determine whether, at a specified date, there was any change in the share capital or share premium reserve, increase in commercial paper debt, bond debt, subordinated debt or capital contribution securities of the Company and subsidiaries consolidated as compared with amounts shown in the latest unaudited consolidated balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter.
     (d) Bring-down Comfort Letter. At the Settlement Date, the Representatives shall have received a letter of PricewaterhouseCoopers, dated as of the Settlement Date and in form and substance reasonably satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (c) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Settlement Date.

     (e) Other Documents. At the date hereof and at the Settlement Date, Allen & Overy LLP and Davis Polk & Wardwell shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Warrants as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Warrants as herein contemplated shall be satisfactory in form and substance to the Representatives.
     If any condition specified in this Section 5 shall not have been fulfilled, this Agreement may be terminated by any Underwriter by notice to the Company at any time at or prior to the Settlement Date, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(d) and 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreement set forth in Sections 6 and 7 hereof, and the provisions of Sections 9 and 12 hereof shall remain in effect.
     Section 6 . Indemnification.
     (a) Indemnification by the Company. (1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, Issuer Free Writing Prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Wachovia expressly for use in any preliminary prospectus, Issuer Free Writing Prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto).
     (2) In addition to and without limitation of the Company’s obligation to indemnify Wells Fargo Securities as an Underwriter, the Company also agrees to indemnify and hold harmless the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 (“Rule 2720”) of the Conduct Rules of the NASD in connection with the offering of the Warrants;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 in connection with the offering of the Warrants; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the QIU), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental body or agency, commenced or threatened, or any claim whatsoever based upon the QIU’s participation as “qualified independent underwriter” within the meaning of Rule 2720 in connection with the offering of the Warrants, to the extent any such expense is not paid under (i) or (ii) above.
     (b) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Wachovia expressly for use in such preliminary prospectus, any Issuer Free Writing Prospectus, the Statutory Prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wachovia; counsel to the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the QIU; and, counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the QIU and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that the QIU will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Warrants.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Warrants underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Warrants set forth opposite their respective names in Exhibit A hereto and not joint.
     Section 8. Representations, Warranties And Agreements To Survive Delivery. All representations, warranties, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person of any Underwriter, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Warrants.
     Section 9. Termination Of Agreement.
     (a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time on or prior to the Settlement Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or in any Statutory Prospectus or any Issuer Free Writing Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Warrants or to enforce contracts for the sale of the Warrants, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or a national securities exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange, or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if the rating assigned by Moody’s Investor Services or Standard & Poor’s Rating Services to any debt securities of the Company as of the date of this Agreement shall have been lowered or placed on “credit watch” and negative outlook since the date of this Agreement.
     (b) General. In the event of any such termination, no party will have any liability to the other parties hereto, except that (i) the covenants set forth in Section 3 hereof shall remain in effect until any Warrants still owned by any Underwriter at the time of termination are resold, and (ii) the covenant set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity agreement set forth in Section 6 hereof, the contribution agreement set forth in Section 7 hereof, and the provisions of Sections 9 and 12 hereof shall remain in effect.
     (c) Defaulted Securities. If one or more of the Underwriters shall fail at the Settlement Date to purchase the Warrants which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:
     (i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Warrants to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all non-defaulting Underwriters; or
     (ii) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Warrants to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this paragraph shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.
     Section 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Wachovia Capital Markets, LLC, 375 Park Avenue, New York, NY 10152, Attention: Equity Syndicate, and at Wells Fargo Securities, LLC, 600 California Street, 16th Floor, San Francisco, CA 94108, Attention: Mr. Bradley Pritchard (copied to Wells Fargo Legal Group, 633 Folsom Street, 5th Floor, San Francisco, CA 94107, Attention: Ms. Melissa McIlwain); notices to the Company shall be directed to it at Dronning Mauds gt. 15, 0250 Oslo, Norway, Attention: Treasury Department.
     Section 11. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, and the QIU, and shall also inure to the benefit of their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the QIU and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the QIU and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Warrants from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     Section 12. Submission To Jurisdiction And Appointment Of Agent For Service Of Process. The Company hereby appoints Innovation Norway (or any successor corporation), as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based upon this Agreement which may be instituted in any State or Federal court in, the Borough of Manhattan, The City of New York by any Underwriter or any person controlling any Underwriter and expressly accepts the jurisdiction of, and irrevocably waives any objection to the venue of a proceeding in, any such court in respect of such action. Such appointment shall be irrevocable until all sums owing by the Company under the Warrants, the Warrant Agreement and this Agreement have been paid in full by the Company in accordance with the terms thereof and hereof. The Company will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent (or any successor corporation) at its office at 655 Third Ave, Room 1810, New York, NY 10017-9111 (or at such other address in New York City that the Company may designate in writing to the Representatives) and written notice of such service to the Company (mailed or delivered to the Company at its address specified in Section 10 hereof) shall be deemed in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter or any person controlling any Underwriter in any competent court of Norway.
     Section 13. Applicable Law. This Agreement and the rights and obligations of the parties created hereby shall be governed by and interpreted in accordance with the laws of the State of New York. Any suit, action or proceeding brought by the Company against any Underwriter in connection with, or arising under, this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.
     Section 14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.
     Section 15. Foreign Taxes. All payments by the Company to each of the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by Norway excluding (i) any such tax imposed by reason of such Underwriters having some connection with any such jurisdiction other than its participation as Underwriters hereunder, and (ii) any income or franchise tax on the overall net income of such Underwriters (all such non-excluded taxes, “Taxes”). If the Company is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to each Underwriter an amount which, after deduction of all Taxes (including all Taxes payable on such increased payments) equals the amount that would have been payable if no Taxes applied.

     Section 16. Waiver Of Immunities. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to their obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or any additional agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.
     Section 17. Absence Of Fiduciary Relationship. The Company acknowledges and agrees that:
     (a) Each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Warrants and no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters have advised or is advising the Company on other matters and none of the Underwriters has any obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
     (b) the public offering price of the Warrants and the price to be paid by the Underwriters for the Warrants set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives;
     (c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
     (d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each Underwriter is and has been acting solely as principal and not as fiduciary, advisor or agent of the Company or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;
     (e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
     (f) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and
     (g) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of the Company.
     Section 18. Certain Matters Relating To The Nikkei 225. (a) References to the Nikkei 225 Index (the “Nikkei 225”) in this Agreement are made pursuant to a non-exclusive license agreement between Wachovia Bank, National Association and Nihon Keizai Shimbun, Inc. (“NKS”) and a further sub-license between Wachovia Bank, National Association and the Company.
     (b) The copyright relating to the Nikkei 225, the intellectual property rights relating to the indications for “Nikkei”, “Nikkei Stock Average”, “Nikkei Average” and “Nikkei 255”, and any other related rights, belong to NKS.
     (c) NKS shall be entitled to change the details of the Nikkei 225 and to suspend the announcement thereof.
     (d) The issuance of the Warrants and other transactions relating to the license agreement with NKS are being conducted exclusively at the risk of the Company, Wachovia, Wachovia Bank, National Association, Citibank, N.A. and Wells Fargo Securities, LLC, and NKS has assumed and will assume no obligation or responsibility therefor.
[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company and in accordance with its terms.

Very truly yours,

EKSPORTFINANS ASA

By	/s/ TOR F. JOHANSEN Name: Tor F. Johansen
Title: President and Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the
date first above written:

By:	WACHOVIA CAPITAL MARKETS, LLC

By
/S/ MARY L. GUTTMANN Authorized Signatory

By:	WELLS FARGO SECURITIES, LLC

By
/s/ DANIEL J. GOGGINS Authorized Signatory
For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Number of
Name of Underwriter	Warrants
Wachovia Capital Markets, LLC	2,237,000
Wedbush Morgan Securities	8,000
Andrew Garrett, Inc.	5,000
Wells Fargo Securities, LLC	0

Total	2,250,000

A-1

EXHIBIT B
PRICING INFORMATION TO BE CONVEYED TO INVESTORS

1.	Number of Warrants issued:	2,250,000

2.	Notional Amount of the Warrants:	$52.00

3.	Strike Level:	16,399.39

4.	Maximum price to public per Warrant*:	$6.50

5.	Maximum underwriting discounts and commissions per Warrant *:	$0.45

* For orders in excess of 250,000 Warrants, the price to the public is $6.25 per Warrant and the underwriting discounts and commissions are $0.20 per Warrant.
     Defined terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus Supplement.

B-1